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                                                                      EXHIBIT 12

                                TOM'S FOODS INC.

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIO)

                                                                           24 WEEK PERIOD
                                        FISCAL YEAR ENDED                       ENDED                 PROFORMA
                            ------------------------------------------   -------------------   -----------------------
                            DECEMBER 31,   DECEMBER 30,   DECEMBER 28,   JUNE 15,   JUNE 14,   DECEMBER 28,   JUNE 14,
                                1994           1995           1996         1996       1997         1996         1997
                            ------------   ------------   ------------   --------   --------   ------------   --------
EARNINGS:
  Pretax loss.............      (754)        (18,261)       (11,067)      (2,727)    (2,420)     (11,108)      (2,242)
  Fixed charges...........     7,377           9,002         10,368        4,110      5,349       13,638        6,435
                               -----         -------        -------       ------     ------      -------       ------
                               6,623          (9,259)          (699)       1,383      2,929        2,530        4,193
Fixed Charges:
  Interest expense........     6,405           7,870          9,402        3,687      4,768        8,443        3,821
  Preferred stock
    dividends.............         0               0              0            0          0        4,407        2,034
  Interest factor relating
    to rentals(a).........       972           1,132            966          423        581          788          580
                               -----         -------        -------       ------     ------      -------       ------
                               7,377           9,002         10,368        4,110      5,349       13,638        6,435
Ratio of earnings to fixed
  charges.................      0.90           (1.03)         (0.07)        0.34       0.55         0.19         0.65
                               =====         =======        =======       ======     ======      =======       ======

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(a) Represents interest expense factor related to rental expense